                                                                    EXHIBIT 4.16


                                                                  EXECUTION COPY


                                                                          [144A]


================================================================================



                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO



                             Senior Debt Securities




                             ----------------------

                                    Indenture

                           Dated as of April 11, 2002

                             ----------------------




                AMERICAN STOCK TRANSFER & TRUST COMPANY, Trustee


================================================================================

                              CROSS-REFERENCE TABLE

           This Cross-Reference Table is not a part of the Indenture.

                              --------------------

TIA                                                                                    Indenture
Section                                                                                 Section
310(a)(1)...........................................................................  7.09; 7.10
   (a)(2)...........................................................................  7.10
   (a)(3)...........................................................................  N.A.
   (a)(4)...........................................................................  N.A.
   (a)(5)...........................................................................  N.A.
   (b)..............................................................................  7.08; 7.10; 11.02; 11.14
   (c)..............................................................................  N.A.
311(a)..............................................................................  7.11
   (b)..............................................................................  7.11
   (b)(1)...........................................................................  7.10
   (c)..............................................................................  N.A.
312(a)..............................................................................  2.05
   (b)..............................................................................  2.05; 11.03
   (c)..............................................................................  11.03
313(a)..............................................................................  7.06
   (b)(1)...........................................................................  N.A.
   (b)(2)...........................................................................  7.06
   (c)..............................................................................  N.A.
   (d)..............................................................................  7.06
314(a)..............................................................................  4.03; 7.06; 11.02
   (b)..............................................................................  N.A.
   (c)(1)...........................................................................  11.04
   (c)(2)...........................................................................  11.04
   (c)(3)...........................................................................  N.A.
   (d)..............................................................................  N.A.
   (e)..............................................................................  11.05
   (f)..............................................................................  N.A.
315(a)..............................................................................  7.01(b)
   (b)..............................................................................  7.05; 11.02
   (c)..............................................................................  7.01(a)
   (d)..............................................................................  7.01(c)
   (e)..............................................................................  6.11

316(a)(last sentence)...............................................................  11.06
   (a)(1)(A)........................................................................  6.05
   (a)(1)(B)........................................................................  6.04
   (a)(2)...........................................................................  N.A.
   (b)..............................................................................  6.07
317(a)(1)...........................................................................  6.08
   (a)(2)...........................................................................  6.09
   (b)..............................................................................  2.04
318(a)..............................................................................  11.01
   (b)..............................................................................  N.A.
   (c)..............................................................................  N.A.


----------
N.A. means Not Applicable.

                                TABLE OF CONTENTS

             This Table of Contents is not a part of the Indenture.

                           ---------------------------

                                                                                                        Page
                                   ARTICLE ONE


                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions................................................................................1
Section 1.02. Other Definitions.........................................................................12
Section 1.03. Incorporation by Reference of Trust Indenture Act.........................................13
Section 1.04. Rules of Construction.....................................................................13

                                   ARTICLE TWO


                                 THE SECURITIES

Section 2.01. Form and Dating...........................................................................14
Section 2.02. Execution and Authentication..............................................................16
Section 2.03. Registrar and Paying Agent................................................................17
Section 2.04. Paying Agent to Hold Money in Trust.......................................................17
Section 2.05. Securityholder Lists......................................................................17
Section 2.06. Transfer and Exchange.....................................................................18
Section 2.07. Replacement Securities....................................................................18
Section 2.08. Outstanding Securities....................................................................18
Section 2.09. Temporary Securities......................................................................19
Section 2.10. Cancellation..............................................................................19
Section 2.11. Defaulted Interest........................................................................19
Section 2.12. Treasury Securities.......................................................................20
Section 2.13. CUSIP Numbers.............................................................................20
Section 2.14. Deposit of Moneys.........................................................................20
Section 2.15. Book-Entry Provisions for Global Security.................................................20
Section 2.16. Restrictive Legends.......................................................................22
Section 2.17. Special Transfer Provisions...............................................................23

                                  ARTICLE THREE


                                   REDEMPTION

Section 3.01. Notices to Trustee........................................................................26
Section 3.02. Selection of Securities to be Redeemed....................................................26
Section 3.03. Notice of Redemption......................................................................27
Section 3.04. Effect of Notice of Redemption............................................................27
Section 3.05. Deposit of Redemption Price...............................................................27
Section 3.06. Securities Redeemed in Part...............................................................28

                                  ARTICLE FOUR


                                    COVENANTS

Section 4.01. Payment of Securities.....................................................................28
Section 4.02. Maintenance of Office or Agency...........................................................28
Section 4.03. Compliance Certificate....................................................................28
Section 4.04. Payment of Taxes; Maintenance of Corporate Existence; Maintenance of Properties...........28
Section 4.05. Additional Guarantors.....................................................................29
Section 4.06. Waiver of Stay, Extension or Usury Laws...................................................30

                                  ARTICLE FIVE


                              SUCCESSOR CORPORATION

Section 5.01. When Company May Merge, etc...............................................................30

                                   ARTICLE SIX


                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.........................................................................31
Section 6.02. Acceleration..............................................................................33
Section 6.03. Other Remedies............................................................................34
Section 6.04. Waiver of Existing Defaults...............................................................34
Section 6.05. Control by Majority.......................................................................34
Section 6.06. Limitation on Suits.......................................................................34
Section 6.07. Rights of Holders to Receive Payment......................................................35
Section 6.08. Collection Suit by Trustee................................................................35
Section 6.09. Trustee May File Proofs of Claim..........................................................35

Section 6.10. Priorities................................................................................36
Section 6.11. Undertaking for Costs.....................................................................36

                                  ARTICLE SEVEN


                                     TRUSTEE

Section 7.01. Duties of Trustee.........................................................................36
Section 7.02. Rights of Trustee.........................................................................38
Section 7.03. Individual Rights of Trustee..............................................................39
Section 7.04. Trustee's Disclaimer......................................................................39
Section 7.05. Notice of Defaults........................................................................39
Section 7.06. Reports by Trustee to Holders.............................................................39
Section 7.07. Compensation and Indemnity................................................................40
Section 7.08. Replacement of Trustee....................................................................40
Section 7.09. Successor Trustee by Merger, etc..........................................................41
Section 7.10. Eligibility; Disqualification.............................................................41
Section 7.11. Preferential Collection of Claims Against Company.........................................41

                                  ARTICLE EIGHT


                             DISCHARGE OF INDENTURE

Section 8.01. Defeasance upon Deposit of Moneys or U.S. Government Obligations..........................42
Section 8.02. Survival of the Company's Obligations.....................................................45
Section 8.03. Application of Trust Money................................................................45
Section 8.04. Repayment to the Company..................................................................45
Section 8.05. Reinstatement.............................................................................46

                                  ARTICLE NINE


                                   GUARANTEES

Section 9.01. Unconditional Guarantees..................................................................46
Section 9.02. Severability..............................................................................47
Section 9.03. Release of a Guarantor....................................................................47
Section 9.04. Limitation of a Guarantor's Liability.....................................................48
Section 9.05. Guarantors May Consolidate, etc., on Certain Terms........................................48
Section 9.06. Contribution..............................................................................48
Section 9.07. Waiver of Subrogation.....................................................................49
Section 9.08. Execution of Guarantee....................................................................49

                                   ARTICLE TEN


                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders...............................................................50
Section 10.02. With Consent of Holders..................................................................51
Section 10.03. Compliance with Trust Indenture Act......................................................52
Section 10.04. Revocation and Effect of Consents........................................................52
Section 10.05. Notation on or Exchange of Securities....................................................53
Section 10.06. Trustee to Sign Amendments, etc..........................................................53

                                 ARTICLE ELEVEN


                                  MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.............................................................53
Section 11.02. Notices..................................................................................53
Section 11.03. Communications by Holders with  Other Holders............................................54
Section 11.04. Certificate and Opinion as to  Conditions Precedent......................................55
Section 11.05. Statements Required in Certificate or Opinion............................................55
Section 11.06. Rules by Trustee and Agents..............................................................55
Section 11.07. Legal Holidays...........................................................................56
Section 11.08. Governing Law............................................................................56
Section 11.09. No Adverse Interpretation of Other Agreements............................................56
Section 11.10. No Recourse Against Others...............................................................56
Section 11.11. Successors and Assigns...................................................................56
Section 11.12. Duplicate Originals......................................................................56
Section 11.13. Severability.............................................................................57
Section 11.14. Ranking..................................................................................57

SIGNATURES............................................................................................ S-1

EXHIBIT A -  Form of Security
EXHIBIT B -  Form of Exchange Security
EXHIBIT C -  Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Accredited
               Investors
EXHIBIT D -  Form of Certificate to be Delivered in Connection with Transfers
               Pursuant to Regulation S

                  INDENTURE dated as of April 11, 2002, by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), each of the Guarantors (as defined in Section 1.01 below) and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's debt securities issued under this Indenture:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

                  "Affiliate" means, when used with reference to a specified person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

                  "Agent" means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

                  "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

                  "Authorizing Resolution" means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to Board delegation authorizing a Series of Securities.

                  "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the applicable Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

                  "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

                  "Change of Control Provisions" has the meaning set forth in the definition of "Disqualified Stock" below.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

                  "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

                  "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities of the applicable Series or
(ii) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case, at any time prior to the final maturity date of the Securities of the applicable Series; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Securities of the applicable Series shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than any provisions described in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the applicable Series ("Change of Control Provisions") and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Securities of the applicable Series to the extent required pursuant to any such Change of Control Provisions.

                  "Exchange Securities" means the series B Securities to be issued under this Indenture in exchange for the Initial Securities pursuant to a Registration Rights Agreement.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Indenture.

                  "Guarantee" means the guarantee of Securities of any applicable Series by each Guarantor under this Indenture.

                  "Guarantors" means (i) initially on the execution of this Indenture, each of:

                  Allegra, LLC, a California limited liability company;
                  AP LHI, Inc., a California corporation;
                  AP Western GP Corporation, a Delaware corporation;
                  AP WP Operating Corporation, a Delaware corporation;
                  AP WP Partners, L.P., a Delaware limited partnership;
                  APLAM, LLC, a California limited liability company;
                  C. Richard Dobson Builders, Inc., a Virginia corporation;
                  CH Investments of Texas, Inc., a Delaware corporation;
                  CHI Construction Company, an Arizona corporation;
                  CHTEX of Texas, Inc., a Delaware corporation;
                  Continental Homes of Florida, Inc., a Florida corporation; Continental Homes of Texas, L.P., a Texas limited partnership; Continental Homes, Inc., a Delaware corporation;
                  Continental Residential, Inc., a California corporation;
                  D.R. Horton - Emerald, Ltd., a Texas limited partnership;
                  D.R. Horton - Texas, Ltd., a Texas limited partnership;
                  D.R. Horton Los Angeles Holding Company, Inc., a
                    California corporation;
                  D.R. Horton Management Company, Ltd., a Texas limited
                    partnership;
                  D.R. Horton San Diego Holding Company, Inc., a California
                    corporation;
                  D.R. Horton, Inc. - Birmingham, an Alabama corporation;
                  D.R. Horton, Inc. - Chicago, a Delaware corporation;
                  D.R. Horton, Inc. - Denver, a Delaware corporation;
                  D.R. Horton, Inc. - Dietz-Crane, a Delaware corporation;
                  D.R. Horton, Inc. - Greensboro, a Delaware corporation;
                  D.R. Horton, Inc. - Jacksonville, a Delaware corporation;
                  D.R. Horton, Inc. - Louisville, a Delaware corporation;
                  D.R. Horton, Inc. - Minnesota, a Delaware corporation;
                  D.R. Horton, Inc. - New Jersey, a Delaware corporation;
                  D.R. Horton, Inc. - Portland, a Delaware corporation;
                  D.R. Horton, Inc. - Sacramento, a California corporation;
                  D.R. Horton, Inc. - Torrey, a Delaware corporation;

                  D.R. Horton-Schuler Homes, LLC, a Delaware limited liability company;
                  DRH Cambridge Homes, Inc., a California corporation;
                  DRH Cambridge Homes, LLC, a Delaware limited liability
                    company;
                  DRH Construction, Inc., a Delaware corporation;
                  DRH Regrem II, Inc., a Delaware corporation;
                  DRH Regrem III, Inc., a Delaware corporation;
                  DRH Regrem IV, Inc., a Delaware corporation;
                  DRH Regrem V, Inc., a Delaware corporation;
                  DRH Regrem VII, LP, a Texas limited partnership;
                  DRH Regrem VIII, LLC, a Delaware limited liability company; DRH Southwest Construction, Inc., a California corporation; DRH Title Company of Colorado, Inc., a Colorado corporation; DRH Tucson Construction, Inc., a Delaware corporation;
                  DRHI, Inc., a Delaware corporation;
                  HPH Homebuilders 2000 L.P., a California limited partnership; KDB Homes, Inc., a Delaware corporation;
                  LAMCO Housing, Inc., a California corporation;
                  Meadows I, Ltd., a Delaware limited partnership;
                  Meadows II, Ltd., a Delaware limited partnership;
                  Meadows VIII, Ltd., a Delaware limited partnership;
                  Meadows IX, Inc., a New Jersey corporation;
                  Meadows X, Inc., a New Jersey corporation;
                  Melody Homes, Inc., a Delaware corporation;
                  Melmort Co., a Colorado corporation;
                  Porter GP LLC, a Delaware limited liability company;
                  Schuler Homes of Arizona LLC, a Delaware limited liability company;
                  Schuler Homes of California, Inc., a California corporation; Schuler Homes of Oregon, Inc., an Oregon corporation;
                  Schuler Homes of Washington, Inc., a Washington corporation; Schuler Mortgage, Inc., a Delaware corporation;
                  Schuler Realty Hawaii, Inc., a Hawaii corporation;
                  Schuler Realty/Maui, Inc., a Hawaii corporation;
                  SGS Communities at Grande Quay, LLC, a New Jersey limited
                    liability company;
                  SHA Construction LLC, a Delaware limited liability company; SHLR of California, Inc., a California corporation;
                  SHLR of Colorado, Inc., a Colorado corporation;
                  SHLR of Nevada, Inc., a Nevada corporation;
                  SHLR of Utah, Inc., a Utah corporation;
                  SHLR of Washington, Inc., a Washington corporation;
                  SRHI LLC, a Delaware limited liability company;

                  SSHI LLC, a Delaware limited liability company;
                  Vertical Construction Corporation, a Delaware corporation; Western Pacific Funding, Inc., a California corporation; Western Pacific Housing Co., a California corporation;
                  Western Pacific Housing Management, Inc., a California
                    corporation;
                  Western Pacific Housing, Inc., a Delaware corporation;
                  Western Pacific Housing-Antigua, LLC, a Delaware limited
                    liability company;
                  Western Pacific Housing-Aviara, L.P., a California limited partnership;
                  Western Pacific Housing-Boardwalk, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Broadway, LLC, a Delaware limited
                    liability company;
                  Western Pacific Housing-Canyon Park, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Carmel, LLC, a Delaware limited liability company; Western Pacific Housing-Carrillo, LLC, a Delaware limited liability company; Western Pacific Housing-Communications Hill, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Copper Canyon, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Creekside, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Culver City, L.P., a California
                    limited partnership;
                  Western Pacific Housing-Del Valle, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Lomas Verdes, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Lost Hills Park, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-McGonigle Canyon, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Mountaingate, L.P., a California
                    limited partnership;
                  Western Pacific Housing-Norco Estates, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Oso, L.P., a California limited
                    partnership;
                  Western Pacific Housing-Pacific Park II, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Park Avenue East, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Park Avenue West, LLC, a Delaware
                    limited liability company;

                  Western Pacific Housing-Playa Vista, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Poinsettia, L.P., a California limited partnership;
                  Western Pacific Housing-River Ridge, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Robinhood Ridge, LLC, a Delaware
                    limited liability company;
                  Western Pacific Housing-Santa Fe, LLC, a Delaware limited liability company; Western Pacific Housing-Scripps II, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Scripps, L.P., a California limited partnership;
                  Western Pacific Housing-Seacove, L.P., a California limited partnership;
                  Western Pacific Housing-Studio 528, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Terra Bay Duets, LLC, a Delaware limited liability company; Western Pacific Housing-Torrance, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Torrey Commercial, LLC, a Delaware
                     limited liability company;
                  Western Pacific Housing-Torrey Meadows, LLC, a Delaware
                     limited liability company;
                  Western Pacific Housing-Torrey Multi-Family, LLC, a Delaware
                     limited liability company;
                  Western Pacific Housing-Torrey Village Center, LLC, a Delaware
                     limited liability company;
                  Western Pacific Housing-Vineyard Terrace, LLC, a Delaware
                     limited liability company;
                  Western Pacific Housing-Windemere, LLC, a Delaware limited liability company;
                  Western Pacific Housing-Windflower, L.P., a California limited partnership; WPH-Camino Ruiz, LLC, a Delaware limited liability company; WPH-HPH, LLC, a Delaware limited liability company;

and (ii) each of the Company's Subsidiaries which becomes a guarantor of Securities pursuant to the provisions of this Indenture. An Unrestricted Subsidiary may become a Guarantor if it (x) is so designated by resolution of the Board of Directors of the Company and (y) executes a supplemental indenture satisfactory to the Trustee.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" of any Person means, without duplication, (i) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business),
(b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof), (ii) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, (iii) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (ii) above at such date, net of any unamortized discount to be accounted for as Interest Expense in accordance with GAAP and (c) in the case of clause (iv) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.

                  "Indenture" means this Indenture as amended or supplemented from time to time, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series.

                  "Initial Securities" means the series A Securities issued under this Indenture.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "interest" means, with respect to any Series of Securities, the sum of any interest and any Liquidated Damages on such series of Securities.

                  "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

                  "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under this Indenture.

                  "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                  "Issue Date" means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

                  "Liquidated Damages" has the meaning set forth in paragraph 7 of the Initial Security.

                  "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

                  "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

                  "Private Placement Legend" means the legend set forth on the Initial Securities in the form set forth in Section 2.16.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Registration Rights Agreement" means, with respect to any issuance of Initial Securities under this Indenture, the registration rights agreement entered into among the Company, the Guarantors party thereto and the initial purchasers of such Initial Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Restricted Security" has the meaning assigned to "Restricted Security" in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

                  "Securities" means the Initial Securities and the Exchange Securities, treated as a single Series, issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series" means a series of Securities established under this Indenture.

                  "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1.02 of Regulation S-X under the Securities Act and the Exchange Act.

                  "Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

                  "TIA" means the Trust Indenture Act of 1939, as in effect from time to time.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor serving hereunder.

                  "Trust Officer" means the Chairman of the Board, the President, any Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "United States" means the United States of America.

                  "U.S. government obligations" means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on or principal of any such U.S. government obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of the U.S. government obligation evidenced by such depositary receipt.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company or any Restricted Subsidiary, and neither the Company nor any Restricted Subsidiary otherwise has liability, for any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, (i) in each case, to the extent that the amount thereof constitutes a "restricted payment" permitted to be made under any provisions set forth limiting the making or paying of a "restricted payment" under the Authorizing Resolution or supplemental indenture pertaining to an applicable Series ("Restricted Payment Provisions"), (ii) in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or (iii) to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company or any Restricted Subsidiary. Subject to the foregoing, the Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (i) the net amount (the "Designation Amount") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a "restricted payment" pursuant to any Restricted Payment Provisions at the time of such designation and will reduce the amount available for other restricted payments under any Restricted Payment Provisions, to the extent provided therein, (ii) the Company must be permitted under any Restricted Payment Provisions to make the "restricted payment" deemed to have been made pursuant to clause (i), and (iii) after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. The Board of Directors of the Company may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
(i) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under any provisions set forth limiting the incurrence of Indebtedness under the Authorizing Resolution or supplemental indenture pertaining to an applicable Series ("Debt Limitation Provisions"),
(ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under any debt incurrence covenant ratio set forth in any Debt Limitation Provisions and (iii) the Liens of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred in accordance with any provisions set forth limiting the creation or existence of Liens under the Authorizing Resolution or supplemental indenture pertaining to an applicable Series ("Lien Limitation Provisions"). Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

Section 1.02. Other Definitions.


                                                                                                     Defined in
Term                                                                                                  Section
----                                                                                                 ----------
"Agent Members"................................................................................          2.15
"Business Day".................................................................................         11.07
"Custodian"....................................................................................          6.01
"Depository"...................................................................................          2.15
"Event of Default".............................................................................          6.01
"Global Securities"............................................................................          2.01(c)
"Legal Holiday"................................................................................         11.07
"Paying Agent".................................................................................          2.03
"Physical Securities"..........................................................................          2.01(c)
"Private Placement Legend".....................................................................          2.16
"Registrar"....................................................................................          2.03

Section 1.03. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, each of the Guarantors, or any other obligor on the Securities of a Series or any Guarantees thereof.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.

                                   ARTICLE TWO

                                 THE SECURITIES

Section 2.01. Form and Dating.

                  (a) The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, which may include the following:

                  (1)      the title of the Series;

                  (2) the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

                  (3) the interest rate or method of calculation of the interest rate;

                  (4)      the date from which interest will accrue;

                  (5) the record dates for interest payable on Securities of the Series;

                  (6) the dates when, places where and manner in which principal and interest are payable;

                  (7)      the Registrar and Paying Agent;

                  (8) the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

                  (9)      the terms of any redemption at the option of Holders;

                  (10)     the denominations in which Securities are issuable;

                  (11) whether Securities will be issued in registered or bearer form and the terms of any such forms of Securities;

                  (12) whether any Securities will be represented by a Global Security and the terms of any such Global Security;

                  (13) the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

                  (14) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

                  (15) provisions for electronic issuance of Securities or issuance of Securities in uncertificated form;

                  (16) any Events of Default, covenants and/or defined terms in addition to or in lieu of those set forth in this Indenture;

                  (17) whether and upon what terms Securities may be defeased if different from the provisions set forth in this Indenture;

                  (18) the form of the Securities, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A or Exhibit B;

                  (19) any terms that may be required by or advisable under applicable law;

                  (20) the percentage of the principal amount of the Securities which is payable if the maturity of the Securities is accelerated in the case of Securities issued at a discount from their face amount;

                  (21)     whether any Securities will not have Guarantees; and

                  (22) any other terms in addition to or different from those contained in this Indenture.

                  All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to an Authorizing Resolution, an Officers' Certificate or in any indenture supplemental hereto.

                  The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent.

                  (b) The Initial Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. If required, the Securities may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Security shall have an executed Guarantee from each of the Guarantors.

                  The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (c) Global Securities. The Securities offered and sold (1) in reliance on Rule 144A, (2) in reliance on Regulation S and (3) to a limited number of Institutional Accredited Investors in a transaction exempt from the registration requirements of the Securities Act shall be issued initially in the form of one or more permanent Global Securities ("Global Securities") in definitive, fully registered form without interest coupons, in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at the Trustee's office in New York City, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company (and having an executed Guarantee in the manner set forth in Section 9.08) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.16. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

                  Securities issued in exchange for interests in Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").

Section 2.02. Execution and Authentication.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. Each Guarantor shall execute the Guarantee in the manner set forth in Section 9.08.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

                  A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue upon receipt of an Officers' Certificate of the Company. Each Security shall be dated the date of its authentication.

Section 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent and the Trustee shall have the right to inspect the Securities register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04. Paying Agent to Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 5 Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Transfer and Exchange.

                  Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to 2.09, 3.06, or 10.05 not involving any transfer.

Section 2.07. Replacement Securities.

                  If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and, upon written request of any Officer of the Company, the Trustee shall authenticate a replacement Security, provided in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the New York Uniform Commercial Code are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser. The Company or the Trustee may charge for its expenses in replacing a Security.

Section 2.08. Outstanding Securities.

                  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company, any Guarantor or one of their Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company and the Guarantors shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

Section 2.10. Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption or payment. The Trustee and no one else shall cancel and destroy, or retain in accordance with its standard retention policy, all Securities surrendered for registration or transfer, exchange, redemption, paying or cancellation. Unless the Authorizing Resolution so provides, the Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered.

Section 2.13. CUSIP Numbers.

                  The Company in issuing the Securities of any Series may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP number.

Section 2.14. Deposit of Moneys.

                  Prior to 11:00 a.m. New York City time on each interest payment date and maturity date with respect to each Series of Securities, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or maturity date, as the case may be.

Section 2.15. Book-Entry Provisions for Global Security.

                  (a) Any Global Security of a Series initially shall (i) be registered in the name of the depository who shall be identified in the Authorizing Resolution or supplemental indenture relating to such Securities (the "Depository") or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear any required legends.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depository. In addition, definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue definitive Securities.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount.

                  (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

                  (f) Each Global Security shall also bear the following legend on the face thereof:

                  Unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the depository to a nominee of the depository, or by any such nominee of the depository, or by the depository or nominee of such successor depository or any such nominee to a successor depository or a nominee of such successor depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to an issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  Transfers of this global security shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor's nominee and transfers of portions of this global security shall be limited to transfers made in accordance with the restrictions set forth in Section 2.17 of the Indenture referred to herein.

Section 2.16. Restrictive Legends.

                  Restrictive Legends. Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor note) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder), or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof:

                  This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and neither this security nor any interest or participation herein (or therein) may be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, the registration requirements of the Securities Act or any applicable state securities laws. The holder hereof, by its acceptance of this security, agrees for the benefit of the issuer that this security may not be offered, sold, pledged or otherwise transferred prior to the expiration of the holding period under Rule 144(k) under the Securities Act which is applicable to this security (the "Resale Restriction Termination Date") other than
         (1) to either issuer or its subsidiaries, (2) so long as this security is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer, in each case to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this security if this security is not in book-entry form), (3) to a non-"U.S. person" in an "offshore transaction" (as such terms are defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this security if this security is not in book-entry form), (4) to an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) of the Securities Act (an "Institutional Accredited Investor")) that, prior to such transfer, furnishes the trustee for the securities a signed letter containing certain representations and agreements (the form of which can be obtained from the trustee), (5) pursuant to any other available exemption from, or transaction not subject to, the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act, if available, or (6) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control, and subject to the right of the issuer or the Trustee for the securities prior to any such sale, pledge or other transfer pursuant to clause (4) or (5) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them. This legend will be removed upon request of the holder on or after the Resale Restriction Termination Date.

Section 2.17. Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                    (i) the Registrar shall register the transfer of any Security constituting a Restricted Security whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or
         (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                   (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute, the Guarantors shall execute the Guarantee on, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                    (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                   (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                  (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                  (e) Transfers of Securities Held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Security, in each case, bear a legend in substantially the form set forth in Section 2.16, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                                  ARTICLE THREE

                                   REDEMPTION

Section 3.01. Notices to Trustee.

                  Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the Authorizing Resolution or supplemental indenture provides otherwise, in accordance with this Article.

                  If the Company wants to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to Holders. Any such cancelled notice shall be void and of no effect.

                  If the Company wants to credit any Securities previously redeemed, retired or acquired against any redemption pursuant to Paragraph 6 of the Securities, it shall notify the Trustee of the amount of the credit and it shall deliver any Securities not previously delivered to the Trustee for cancellation with such notice.

                  The Company shall give each notice provided for in this
Section 3.01 at least 30 days before the notice of any such redemption is to be mailed to Holders (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection of Securities to be Redeemed.

                  If fewer than all of the Securities of a Series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Securities so selected. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination for the Series. Securities and portions of them it selects shall be in amounts equal to the minimum denomination for the Series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                  (6) that the Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

Section 3.05. Deposit of Redemption Price.

                  On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.06. Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company and the Guarantors shall execute and the Trustee shall authenticate for each Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

Section 4.01. Payment of Securities.

                  The Company shall pay the principal of and interest on a Series on the dates and in the manner provided in the Securities of the Series. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money designated for and sufficient to pay the installment.

                  The Company shall pay interest on overdue principal at the rate borne by the Series; it shall pay interest on overdue installments of interest at the same rate.

Section 4.02. Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

Section 4.03. Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.

Section 4.04. Payment of Taxes; Maintenance of Corporate Existence; Maintenance of Properties.

                  The Company will:

                  (a) cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company and its Restricted Subsidiaries or upon the income or profits of the Company and its Restricted Subsidiaries or upon property or any part thereof belonging to the Company and its Restricted Subsidiaries before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the nonpayment thereof does not, in the judgment of the Company, materially adversely affect the ability of the Company and the Restricted Subsidiaries to pay all obligations under this Indenture when due; and provided further that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim if, in the judgment of the Company, such payment shall not be advantageous to the Company in the conduct of its business and if the failure so to pay or discharge does not, in its judgment, materially adversely affect the ability of the Company and the Restricted Subsidiaries to pay all obligations under this Indenture when due;

                  (b) cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each of its Restricted Subsidiaries and to comply with all applicable laws; provided, however, that nothing in this subsection (b) shall prevent a consolidation or merger of the Company or any Restricted Subsidiary not prohibited by the provisions of Article Five, Article Nine or any other provision or the Authorizing Resolution or supplemental indenture pertaining to a Series, and the Company need not maintain the corporate existence of an immaterial Restricted Subsidiary which is not a Guarantor; and

                  (c) at all times keep, maintain and preserve all the property of the Company and the Restricted Subsidiaries in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the ability of the Company and the Restricted Subsidiaries to pay all obligations under this Indenture when due.

Section 4.05. Additional Guarantors.

                  If the Company or any of the Guarantors transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary of the Company that is not a Guarantor, or if the Company or any of the Guarantors shall organize, acquire or otherwise invest in another Subsidiary which becomes a Restricted Subsidiary, then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company and this Indenture (as it relates to all such Series) on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture (as it relates to all such Series).

Section 4.06. Waiver of Stay, Extension or Usury Laws.

                  The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that may lawfully do so) the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

Section 5.01. When Company May Merge, etc.

                  The Company shall not consolidate with or merge with or into, any other corporation, or transfer all or substantially all of its assets to, any entity unless permitted by law and unless (1) the resulting, surviving or transferee entity, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture and (2) immediately after giving effect to, and as a result of, such transaction, no Default or Event of Default shall have occurred and be continuing. Thereafter such successor corporation or corporations shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the "Company" and all such obligations of the predecessor corporation shall terminate.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

                  To the extent that an Authorizing Resolution or supplemental indenture pertaining to any Series provides for different provisions relating to the subject matter of this Article Five, the provisions in such Authorizing Resolution or supplemental indenture shall govern for purposes of such Series.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

                  An "Event of Default" on a Series occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs:

                    (1) the failure by the Company to pay interest on any Security of such Series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

                    (2) the failure by the Company to pay the principal or premium of any Security of such Series when the same becomes due and payable at maturity, upon acceleration or otherwise;

                    (3) the failure by the Company or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Securities of such Series, the Guarantees (as they relate thereto) or this Indenture (as they relate thereto) and such failure continues for the period and after the notice specified below (except in the case of a default with respect to any Change of Control Provisions or Article Five (or any replacement provisions as contemplated by Article
         Five), which will constitute Events of Default with notice but without passage of time);

                    (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary in an amount of $20 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within five days after such acceleration;

                    (5) the failure by the Company or any Restricted Subsidiary to make any principal or interest payment in an amount of $20 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within five days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

                    (6) a final judgment or judgments in an amount of $20 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

                    (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

                           (B) appoints a Custodian of the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

                           (C) orders the liquidation of the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

                  A Default as described in sub-clause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Securities of the applicable Series notify the Company and the Trustee, of the Default and (except in the case of a default with respect to any Change of Control Provisions or Article Five (or any replacement provisions as contemplated by Article Five)) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default with respect to the Company resulting from sub-clauses (7) or (8) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Securities of the applicable Series then outstanding by notice to the Company and the Trustee, may declare all Securities of such Series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities of such Series will be due and payable immediately. If an Event of Default with respect to the Company specified in sub-clauses (7) or (8) above occurs, all amounts due and payable on the Securities of such Series will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the Securities of such Series then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) with respect to such Series of Securities under the Indenture. Holders of a majority in principal amount of the then outstanding Securities of such Series may rescind an acceleration with respect to such Series and its consequence (except an acceleration due to nonpayment of principal or interest on the Securities of such Series) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

                  No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

Section 6.03. Other Remedies.

                  If an Event of Default on a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Series or to enforce the performance of any provision in the Securities or this Indenture applicable to the Series.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Existing Defaults.

                  Subject to Section 10.02, the Holders of a majority in principal amount of the outstanding Securities of a Series on behalf of all the Holders of the Series by notice to the Trustee may waive an existing Default on such Series and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

                  The Holders of a majority in principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, or (iii) that would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

                  A Securityholder of a Series may not pursue any remedy with respect to this Indenture or the Series unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default on the Series;

                  (2) the Holders of at least a majority in principal amount of the outstanding Securities of the Series make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) no written request inconsistent with such written request shall have been given to the Trustee pursuant to this Section 6.06.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07. Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.

Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and

                  Third: to the Company or the Guarantors as their interests may appear.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.

                                  ARTICLE SEVEN

                                     TRUSTEE

Section 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Securities, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  (e) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or 6.01(2)) unless a Trust Officer assigned to and working in the Trustee's corporate trust office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at its address specified in Section 11.02 hereof and such notice references the Securities generally, the Company or this Indenture.

Section 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus or offering memorandum used to sell the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company's direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Securities other than its certificate of authentication.

Section 7.05. Notice of Defaults.

                  If a Default on a Series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the Series notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on a Series or a failure to comply with any Change of Control Provisions, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders of the Series.

Section 7.06. Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a)(2) has occurred within the twelve months preceding the reporting date no report need be transmitted). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee or predecessor trustee from time to time reasonable compensation for their respective services subject to any written agreement between the Trustee and the Company. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee and each predecessor trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's, or its officers', directors', employees' or agents' negligence or bad faith.

                  To ensure the Company's payment obligations in this Section, the Trustee shall have a claim prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section
6.01 or in connection with Article 6 hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

Section 7.08. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company's consent. Such resignation or removal shall not take effect until the appointment by the Securityholders or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

                  (1) the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Securityholder.

Section 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

Section 8.01. Defeasance upon Deposit of Moneys or U.S. Government Obligations.

                  (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Securities of a Series on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of a Series, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of a Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to such Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and the Guarantors shall be released and discharged from the obligations under any covenant contained in Article Five, Section 4.05 and any other covenant contained in the Authorizing Resolution or supplemental indenture relating to such Series to the extent provided for therein, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities of such Series shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of the applicable Series:

                  (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in U.S. dollars or U.S. government obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. government obligations to said payments with respect to the Securities of such Series to maturity or redemption;

                  (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                  (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of their property is bound;

                  (4) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or
         (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (5) The Company shall have delivered to the Trustee an Officers' Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (6) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that,
         (A) the trust funds will not be subject to the rights of Holders of Indebtedness of the Company other than the Securities of such Series and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities of such Series is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

                  In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

                  (e) In addition to the Company's rights above under this
Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Series, and the obligations of the Guarantors shall terminate with respect to such Series (subject to Section 8.02), when:

                  (1) All Securities of such Series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of and interest;

                  (2) The Company has paid or caused to be paid all other sums payable hereunder by the Company;

                  (3) The Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or redemption, as the case may be; and

                  (4) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02. Survival of the Company's Obligations.

                  Notwithstanding the satisfaction and discharge of the Indenture under Section 8.01, the Company's obligations in paragraph 9 of the Securities and Sections 2.03 through 2.07, 4.01, 7.07, 7.08, 8.04 and 8.05, however, shall survive until the Securities of an applicable Series are no longer outstanding. Thereafter, the Company's obligations in paragraph 9 of the Securities of such Series and Sections 7.07, 8.04 and 8.05 shall survive (as they relate to such Series).

Section 8.03. Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. government obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. government obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased Series.

Section 8.04. Repayment to the Company.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company or any Guarantor for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05. Reinstatement.

                  If the Trustee is unable to apply any money or U.S. government obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. government obligations in accordance with Section 8.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. government obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or U.S. government obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.

                                  ARTICLE NINE

                                   GUARANTEES

Section 9.01. Unconditional Guarantees.

                  Subject to any other provisions set forth in the Authorizing Resolution or supplemental indenture relating to a particular Series, each Guarantor hereby unconditionally, jointly and severally, guarantees (each such guarantee to be referred to herein as the "Guarantee") to each Holder of Securities of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Securities of such Series will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Securities of such Series and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, except obligations to pay principal and interest on any other Series not so guaranteed, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities of such Series or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
9.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of such Series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such Series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 9.03, this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of the applicable Series, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 9.02. Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.03. Release of a Guarantor.

                  Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to a Person which is not a Restricted Subsidiary and which sale or disposition is otherwise in compliance with the terms of this Indenture, or, unless the Company elects otherwise, if any Guarantor is designated as an Unrestricted Subsidiary in accordance with the terms of this Indenture, then such Guarantor (in the event of a sale or other disposition of Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Nine without any further action required on the part of the Trustee or any Holder.

                  An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Nine upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

                  The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 9.03.

                  Any Guarantor not released in accordance with this Section
9.03 remains liable for the full amount of principal of and interest on the Securities as provided in this Article Nine.

Section 9.04. Limitation of a Guarantor's Liability.

                  Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.06, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 9.05. Guarantors May Consolidate, etc., on Certain Terms.

                  Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Restricted Guarantor, or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

Section 9.06. Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to any Securities or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 9.07. Waiver of Subrogation.

                  Until all guaranteed obligations under this Indenture and with respect to all Securities of an applicable Series are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities of the applicable Series against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities of the applicable Series shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of the applicable Series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities of the applicable Series, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 9.07 is knowingly made in contemplation of such benefits.

Section 9.08. Execution of Guarantee.

                  To evidence their guarantee to the Holders set forth in this Article Nine, the Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit A or in any such other form set forth in the Authorizing Resolution or supplemental indenture pertaining to the applicable Series, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Nine shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

                                   ARTICLE TEN
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders.

                  The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to or consent of any Securityholder of such Series:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article Five;

                  (3) to provide that specific provisions of this Indenture shall not apply to a Series not previously issued;

                  (4) to create a Series and establish its terms;

                  (5) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (6) to make any other change that does not adversely affect the rights of Securityholders; and

                  (7) to remove a Guarantor in respect of any Series which, in accordance with the terms of this Indenture applicable to the particular Series, ceases to be liable in respect of its Guarantee.

                  After an amendment under this Section 10.01 becomes effective, the Company shall mail notice of such amendment to the Securityholders.

Section 10.02. With Consent of Holders.

                  The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to any Securityholder of such Series but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each such Series affected by the amendment. Each such Series shall vote as a separate class. The Holders of a majority in principal amount of the outstanding Securities of any Series may waive compliance by the Company with any provision of the Securities of such Series or of this Indenture relating to such Series without notice to any Securityholder. Without the consent of each Securityholder of a Series affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Securities of such Series whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security or alter the provisions (including related definitions) with respect to redemption of Securities pursuant to Article Three hereof or with respect to any obligations on the part of the Company to offer to purchase or to redeem Securities of a Series pursuant to the Authorizing Resolution or supplemental indenture pertaining to such Series;

                  (4) modify the ranking or priority of the Securities of any Series or the Guarantee thereof;

                  (5) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

                  (6) make any change in Sections 6.04, 6.07 or this 10.02;

                  (7) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security; or

                  (8) make any Security payable at a place or in money other than that stated in the Security, or impair the right of any Securityholder to bring suit as permitted by Section 6.07.

                  An amendment of a provision included solely for the benefit of one or more Series does not affect the interests of Securityholders of any other Series.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03. Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.04. Revocation and Effect of Consents.

                  A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (8) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.05. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.06. Trustee to Sign Amendments, etc.

                  Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices.

                  Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

                  if to the Company or to any Guarantor:

                           D.R. Horton, Inc.
                           1901 Ascension Blvd., Suite 100
                           Arlington, Texas  76006

                           Attention:  Chief Financial Officer

                  if to the Trustee:

                           American Stock Transfer & Trust Company
                           6201 15th Avenue
                           Brooklyn, NY  11219

                           Attention:  Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

                  If the Company mails notice or communications to the Securityholders, it shall mail a copy to the Trustee at the same time.

Section 11.03. Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such section does not conflict with the terms of the Indenture.

Section 11.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 11.07. Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Fort Worth, Texas and New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. A Business Day is any day other than a Legal Holiday.

Section 11.08. Governing Law.

                  The laws of the State of New York shall govern this Indenture, the Securities of each Series and the Guarantees.

Section 11.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. No Recourse Against Others.

                  All liability described in paragraph 14 of the Initial Securities or paragraph 13 of the Exchange Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 11.11. Successors and Assigns.

                  All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 11.12. Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13. Severability.

                  In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

Section 11.14. Ranking.

                  The Securities issued under this Indenture will rank pari passu in right of payment with the securities under that certain indenture dated as of June 9, 1997, as supplemented, among the Company, the guarantors thereto and American Stock Transfer & Trust Company, as trustee. The Securities issued under this Indenture are hereby designated "Designated Senior Indebtedness" for purposes of (i) the indenture, dated as of September 11, 2000, as supplemented, among the Company, the guarantors thereto, and American Stock Transfer & Trust Company, as trustee and (ii) the indenture dated as of June 28, 2001, among the Company, as successor to Schuler Homes, Inc., the guarantors thereto and U.S. Bank Trust National Association, as trustee.

                  IN WITNESS WHEROF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

                                     D.R. HORTON, INC.


                                     By: /s/ SAMUEL R. FULLER
                                        ---------------------------------------
                                        Samuel R. Fuller
                                        Executive Vice President, Treasurer and
                                        Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST
  COMPANY, as Trustee


By: /s/ HERBERT J. LEMMER
   -----------------------------
   Name: Herbert J. Lemmer
   Title: Vice President

                    GUARANTORS:

                    C. RICHARD DOBSON BUILDERS, INC.
                    CHI CONSTRUCTION COMPANY
                    CHTEX OF TEXAS, INC.
                    CONTINENTAL HOMES, INC.
                    CONTINENTAL HOMES OF FLORIDA, INC.
                    CONTINENTAL RESIDENTIAL, INC.
                    D.R. HORTON, INC. - BIRMINGHAM
                    D.R. HORTON, INC. - CHICAGO
                    D.R. HORTON, INC. - DENVER
                    D.R. HORTON, INC. - DIETZ-CRANE
                    D.R. HORTON, INC. - GREENSBORO
                    D.R. HORTON, INC. - JACKSONVILLE
                    D.R. HORTON, INC. - LOUISVILLE
                    D.R. HORTON, INC. - MINNESOTA
                    D.R. HORTON, INC. - NEW JERSEY
                    D.R. HORTON, INC. - PORTLAND
                    D.R. HORTON, INC. - SACRAMENTO
                    D.R. HORTON, INC. - TORREY
                    D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
                    D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
                    DRH CAMBRIDGE HOMES, INC.
                    DRH CONSTRUCTION, INC.
                    DRH REGREM II, INC.
                    DRH REGREM III, INC.
                    DRH REGREM IV, INC.
                    DRH REGREM V, INC.
                    DRH SOUTHWEST CONSTRUCTION, INC.
                    DRH TITLE COMPANY OF COLORADO, INC.
                    DRH TUCSON CONSTRUCTION, INC.
                    DRHI, INC.
                    KDB HOMES, INC.
                    MEADOWS I, LTD.
                    MEADOWS VIII, LTD.
                    MEADOWS IX, INC.
                    MEADOWS X, INC.


                    By:/s/ SAMUEL R. FULLER
                       ----------------------------------------------
                       Samuel R. Fuller
                       Treasurer

                 CH INVESTMENTS OF TEXAS, INC.
                 MEADOWS II, LTD.

                 By: /s/ WILLIAM PECK
                    -----------------------------------------
                    William Peck
                    President

              CONTINENTAL HOMES OF TEXAS, L.P.

              By: CHTEX of Texas, Inc., its general partner

                  By: /s/ SAMUEL R. FULLER
                     ---------------------------------------------
                     Samuel R. Fuller, Treasurer

              D.R. HORTON MANAGEMENT COMPANY, LTD.
              D.R. HORTON - EMERALD, LTD.
              D.R. HORTON - TEXAS, LTD.
              DRH REGREM VII, LP

              By: Meadows I, Ltd., its general partner

                  By: /s/ SAMUEL R. FULLER
                     ---------------------------------------------
                     Samuel R. Fuller
                     Treasurer


              SGS COMMUNITIES AT GRANDE QUAY, LLC

              By: Meadows IX, Inc., a member


                  By: /s/ SAMUEL R. FULLER
                     ---------------------------------------------
                     Samuel R. Fuller
                     Treasurer

              and

              By: Meadows X, Inc., a member


                  By: /s/ SAMUEL R. FULLER
                     ---------------------------------------------
                     Samuel R. Fuller
                     Treasurer

              DRH CAMBRIDGE HOMES, LLC
              DRH REGREM VIII, LLC

              By: D.R. Horton, Inc. - Chicago, a member

                  By: /s/ SAMUEL R. FULLER
                     ---------------------------------------------
                     Samuel R. Fuller
                     Treasurer

              ALLEGRA, LLC
              APLAM, LLC
              WESTERN PACIFIC HOUSING CO.
              WESTERN PACIFIC HOUSING-ANTIGUA, LLC
              WESTERN PACIFIC HOUSING-AVIARA, L.P.
              WESTERN PACIFIC HOUSING-BOARDWALK, LLC
              WESTERN PACIFIC HOUSING-BROADWAY, LLC
              WESTERN PACIFIC HOUSING-CANYON PARK, LLC
              WESTERN PACIFIC HOUSING-CARMEL, LLC
              WESTERN PACIFIC HOUSING-CARRILLO, LLC
              WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
              WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
              WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
              WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
              WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
              WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
              WESTERN PACIFIC HOUSING-OSO, L.P.
              WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
              WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
              WESTERN PACIFIC HOUSING-SANTA FE, LLC
              WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
              WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
              WESTERN PACIFIC HOUSING-SEACOVE, L.P.
              WESTERN PACIFIC HOUSING-STUDIO 528, LLC
              WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
              WESTERN PACIFIC HOUSING-TORRANCE, LLC
              WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC WESTERN PACIFIC HOUSING-WINDEMERE, LLC
              WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
              WPH-CAMINO RUIZ, LLC
              WPH-HPH, LLC

              By: LAMCO Housing, Inc.,
                  its Member or General Partner

              By: /s/ SAMUEL R. FULLER
                 ----------------------------------------------------
                 Samuel R. Fuller
                 Vice President

              SCHULER HOMES OF ARIZONA LLC
              SHA CONSTRUCTION LLC

              By: SRHI LLC,
                  its Member

                  By: SLHR of Nevada, Inc.,
                      its Member

                      By: /s/ SAMUEL R. FULLER
                         -------------------------------------------
                         Samuel R. Fuller
                         Vice President


              HPH HOMEBUILDERS 2000 L.P.
                     PORTER GP LLC

              By: WPH-HPH, LLC,
                  its General Partner or Member

                  By: LAMCO Housing, Inc.,
                      its Member

                      By: /s/ SAMUEL R. FULLER
                         -------------------------------------------
                         Samuel R. Fuller
                         Vice President


              AP LHI, INC.
              AP WESTERN GP CORPORATION
              AP WP OPERATING CORPORATION
              LAMCO HOUSING, INC.
              MELODY HOMES, INC.
              MELMORT CO.
              SCHULER HOMES OF CALIFORNIA, INC.
              SCHULER HOMES OF OREGON, INC.
              SCHULER HOMES OF WASHINGTON, INC.
              SCHULER MORTGAGE, INC.
              SCHULER REALTY HAWAII, INC.
              SCHULER REALTY/MAUI, INC.
              SHLR OF CALIFORNIA, INC.
              SHLR OF COLORADO, INC.
              SHLR OF NEVADA, INC.
              SHLR OF UTAH, INC.
              SHLR OF WASHINGTON, INC.
              VERTICAL CONSTRUCTION CORPORATION
              WESTERN PACIFIC FUNDING, INC.
              WESTERN PACIFIC HOUSING MANAGEMENT, INC.
              WESTERN PACIFIC HOUSING, INC.

              By: /s/ SAMUEL R. FULLER
                 ----------------------------------------------------
                 Samuel R. Fuller
                 Vice President

              D.R. HORTON-SCHULER HOMES, LLC

              By: Vertical Construction Corporation,
                  its Manager

                  By: /s/ SAMUEL R. FULLER
                     ----------------------------------------
                     Samuel R. Fuller
                     Vice President

              SRHI LLC

              By: SHLR of Nevada, Inc.,
                  its Member

                  By: /s/ SAMUEL R. FULLER
                     ----------------------------------------
                     Samuel R. Fuller
                     Vice President

              SSHI LLC

              By: SHLR of Washington, Inc.,
                  its Member

                  By: /s/ SAMUEL R. FULLER
                     ----------------------------------------
                     Samuel R. Fuller
                     Vice President

              WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
              WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
              WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
              WESTERN PACIFIC HOUSING-DEL VALLE, LLC

              By: AP Western GP Corporation,
                  its Member or General Partner

                  By: /s/ SAMUEL R. FULLER
                     ----------------------------------------
                     Samuel R. Fuller
                     Vice President

              WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC

              By: AP LHI, Inc.,
                  its Member

                  By: /s/ SAMUEL R. FULLER
                     ----------------------------------------
                     Samuel R. Fuller
                     Vice President

              AP WP PARTNERS, L.P.

              By: AP WP Operating Corporation,
                  its General Partner

                  By: /s/ SAMUEL R. FULLER
                     ----------------------------------------
                     Samuel R. Fuller
                     Vice President

                                                                       EXHIBIT A



NO.                                                             CUSIP NO.: _____


                               [TITLE OF SECURITY]

                                D.R. HORTON, INC.
                             A DELAWARE CORPORATION


promises to pay to

or registered assigns
the principal sum of                                     [Dollars]a on

[Title of Security]
Interest Payment Dates:                              and
Record Dates:                             and

Authenticated:                                    Dated:

                                                  D.R. HORTON, INC.

                                                  [Seal]

                                                  By
                                                    ----------------------------
                                                    Title:


                                                  By
                                                    ----------------------------
                                                    Title:

American Stock Transfer & Trust Company, as
Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.


By:
   -----------------------------------------
           Authorized Signatory



----------
a Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

                                D.R. HORTON, INC.

                          [Title of Security], Series A


1. Interest.

                  D.R. HORTON, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on __________________ and ______________ of each year, commencing on
__________________, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from _______________, 20 , provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

                  The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the [Insert record dates]. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

                  Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

                  The Company issued the Securities under an Indenture dated as of April 11, 2002 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities and the Guarantees include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Securities and the Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture. The Securities include the Initial Securities and the Exchange Securities issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement (as hereinafter defined).

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006,
Attention: Chief Financial Officer.

5. Optional Redemption.(a)

                  The Company may redeem the Securities at any time on or after ______________, ____, in whole or in part, at the following redemption prices (expressed as a percentage of their principal amount) together with interest accrued and unpaid to the date fixed for redemption:


                           If redeemed during the
                             twelve-month period
                        commencing on ___________ and
                        ending on ___________ in each
                           of the following years               Percentage




                  [Insert provisions relating to redemption at option of Holders, if any]

                  Selection of the Securities or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the registered address of such Holder. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption dates interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Company shall


----------
(a)   If applicable.

default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

6. Mandatory Redemption.(a)

                  The Company shall redeem % of the aggregate principal amount of Securities originally issued under the Indenture on each of , which redemptions are calculated to retire % of the Securities originally issued prior to maturity. Such redemptions shall be made at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this Paragraph 6 by the principal amount of any Securities previously redeemed, retired or acquired, otherwise than pursuant to this Paragraph 6, that the Company has delivered to the Trustee for cancellation and not previously credited to the Company's obligations under this Paragraph 6. Each such Security shall be received and credited for such purpose by the Trustee at the redemption price and the amount of such mandatory redemption payment shall be reduced accordingly.

7. Registration Rights Agreement.

                  The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of [ ], among the Company, the Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

                  If (i) within 90 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 150 days after the Issue Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective; (iii) within 180 days after the Issue Date, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of Initial Securities or Exchange Securities in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), liquidated damages ("Liquidated Damages") will accrue on the Initial Securities and the Exchange Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated

----------
(a)   If applicable.

Damages will accrue at a rate equal to 0.25% per annum of the aggregate principal amount of the Securities during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed 1.00% per annum.

8. Denominations, Transfer, Exchange.

                  The Securities are in registered form only without coupons in denominations of $1,000a and integral multiples of $1,000. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

9. Persons Deemed Owners.


                  The registered Holder of this Security shall be treated as the owner of it for all purposes.

10. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

11. Amendment, Supplement, Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series.(b) Without the consent of any Securityholder, the Company


----------
(a)   If applicable. Insert different or additional denominations and multiples.

(b)   If different terms apply, insert a brief summary thereof.

and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor in respect of any Series which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Securityholder.

12. Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

13. Trustee Dealings With Company.

                  American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. DISCHARGE OF INDENTURE.

                  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17. Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Security, fill in the form below:

                  I or we assign and transfer this Security to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                                Your signature:
     ----------------                               ----------------------------
                                     (Sign exactly as your name appears on the other side of this Security)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  __  to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                  [ ] The transferee is an Affiliate of the Company.

                  Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (7)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:                             Signed:
      ----------------------              ----------------------------------
                                          (Sign exactly as name appears on the
                                          other side of this Security)


Signature Guarantee:
                    --------------------------------------
                        (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------------      ----------------------------------------------
                                  NOTICE: To be executed by an executive officer

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                                    GUARANTEE


                  [List of Guarantors] (the "Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

                  Each holder of a Security by accepting a Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                    [List of Guarantors]


                                    By:
                                       -----------------------------------------
                                       Title:
                                             -----------------------------------

                                                                       EXHIBIT B

NO.                                                           CUSIP NO.: _______


                               [TITLE OF SECURITY]

                                D.R. HORTON, INC.
                             A DELAWARE CORPORATION


promises to pay to

or registered assigns
the principal sum of                                    [Dollars](a) on

[Title of Security]
Interest Payment Dates:                          and
Record Dates:                        and

Authenticated:                               Dated:

                                             D.R. HORTON, INC.

                                             [Seal]

                                             By
                                               ---------------------------------
                                               Title:


                                             By
                                               ---------------------------------
                                               Title:

American Stock Transfer & Trust Company, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.


By:
    ----------------------------------------
           Authorized Signatory


----------
(a) Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

                                D.R. HORTON, INC.

                               [TITLE OF SECURITY]


1. Interest.

                  D.R. HORTON, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on __________________ and ______________ of each year, commencing on
________________ until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from _______________, 20 , provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

                  The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the [Insert record dates] immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

                  Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

                  The Company issued the Securities under an Indenture dated as of April 11, 2002 ("Indenture"), among the Company, the Guarantors and the Trustee. This Security is one of the duly authorized Exchange Securities of the Company designated as its [ ]% Senior Notes due [ ] (the "Exchange Securities"). The terms of the Securities and the Guarantees include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Securities and the Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture. The Securities include the Initial Securities and the Exchange Securities issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement (as hereinafter defined).

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006,
Attention: Chief Financial Officer.

5. Optional Redemption.(a)

                  The Company may redeem the Securities at any time on or after ______________, ____, in whole or in part, at the following redemption prices (expressed as a percentage of their principal amount) together with interest accrued and unpaid to the date fixed for redemption:

                           If redeemed during the
                             twelve-month period
                        commencing on ___________ and
                        ending on ___________ in each
                           of the following years               Percentage



                  [Insert provisions relating to redemption at option of Holders, if any]

                  Selection of the Securities or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rate basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the registered address of such Holder. Securities in denominations larger than


----------
(a)    If applicable.

$1,000 may be redeemed in part. On and after the redemption dates interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Company shall default in the payment of such Security at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

6. Mandatory Redemption.(a)

                  The Company shall redeem     % of the aggregate principal
amount of Securities originally issued under the Indenture on each of         ,
which redemptions are calculated to retire      % of the Securities originally
issued prior to maturity. Such redemptions shall be made at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this Paragraph 6 by the principal amount of any Securities previously redeemed, retired or acquired, otherwise than pursuant to this Paragraph 6, that the Company has delivered to the Trustee for cancellation and not previously credited to the Company's obligations under this Paragraph 6. Each such Security shall be received and credited for such purpose by the Trustee at the redemption price and the amount of such mandatory redemption payment shall be reduced accordingly.

7. Denominations, Transfer, Exchange.

                  The Securities are in registered form only without coupons in denominations of $1,000(b) and integral multiples of $1,000. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

8. Persons Deemed Owners.

                  The registered Holder of this Security shall be treated as the owner of it for all purposes.


----------
(a)   If applicable.

(b)   If applicable. Insert different or additional denominations and multiples.

9. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

10. Amendment, Supplement, Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series(a). Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor in respect of any Series which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Securityholder.

11. Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

12. Trustee Dealings With Company.

                  American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

13. No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each


----------
(a)    If different terms apply, insert a brief summary thereof.

Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Discharge of Indenture.

                  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

16. Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Security, fill in the form below:

                  I or we assign and transfer this Security to


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                               Your signature:
      -------------------                          -----------------------------
                                    (Sign exactly as your name appears on the other side of this Security)


                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                                    GUARANTEE


                  [List of Guarantors] (the "Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

                  Each holder of a Security by accepting a Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                       [List of Guarantors]


                                       By:
                                          --------------------------------------

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                          [Date]


American Stock Transfer & Trust Company
6201 15th Avenue, 3rd Floor
Brooklyn, NY  11219

Ladies and Gentlemen:

                  In connection with our proposed purchase of [Name of Security] (the "Securities") of D.R. Horton, Inc., a Delaware corporation (the "Company"), we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated [ ], relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act),
         (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities

         Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                        Very truly yours,


                                        [Name of Transferee]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                          [Date]
American Stock Transfer & Trust Company
6201 15th Avenue, 3rd Floor
Brooklyn, NY  11219

                  Re: D.R. Horton, Inc. (the "Company")
                      [Name of Security] (the "Securities")


Ladies and Gentlemen:

                  In connection with our proposed sale of $[ ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        [Name of Transferor]


                                            By:
                                               ---------------------------------
                                                      Authorized Signature




                                      D-2